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                                                                   EXHIBIT 3.107

                            CERTIFICATE OF FORMATION

                                       OF

                           VALLE VISTA HOSPITAL, LLC

                  The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

                  FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is Valle Vista Hospital, LLC.

                  SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

Executed on May 19, 1998

                                            /s/ Michael E. Davis
                                            ----------------------------
                                            Michael E. Davis
                                            Authorized Person

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                            CERTIFICATE OF AMENDMENT
                                       TO
                            CERTIFICATE OF FORMATION
                                       OF
                           VALLE VISTA HOSPITAL, LLC

         Valle Vista Hospital, LLC, a limited liability company organized under the Delaware Limited Liability Company Act (the "Act"), for the purpose of amending its Certificate of Formation pursuant to Section 18-202 of the Act, hereby certifies that:

         Paragraph 1 of the Certificate of Formation is amended to read in its entirety as follows:

         1. The name of the limited liability company (hereinafter called the "limited liability company") is Valle Vista, LLC.

         IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by an authorized person as of the 16th day of July, 1998.

                                         VALLE VISTA HOSPITAL, LLC

                                         By: /s/ Michael E. Davis
                                             -----------------------------------
                                             Michael E. Davis, Authorized Person